As filed with the Securities and Exchange Commission on January 15, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELLECTIS S.A.

(Exact Name of Registrant as Specified in Its Charter)

France	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

Tel. +33 (0)1 81 69 16 00

(Address and telephone number of Registrant’s principal executive offices)

Cellectis, Inc.

430 East 29th Street

New York, New York 10016

Tel. (347) 908-5980

(Name, address, and telephone number of agent for service)

Copies to:

Marie-Bleuenn Terrier General Counsel Cellectis, S.A. 8, rue de la Croix Jarry 75013 Paris, France +33 (0)1 81 69 16 00	Peter E. Devlin Jones Day 250 Vesey Street New York, New York 10281 (212) 326-3939	Renaud Bonnet Jones Day 2, rue Saint-Florentin 75001 Paris, France +33 1 56 59 39 39

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Prospectus	SUBJECT TO COMPLETION, DATED JANUARY 15, 2025

CELLECTIS S.A.

44,000,000 Ordinary Shares, including in the form of American Depository Shares,

Offered by the Selling Shareholder

This prospectus relates to the potential resale from time to time by AstraZeneca Holdings B.V. or its permitted transferees or assignees (the “Selling Shareholder”) of up to 44,000,000 ordinary shares, €0.05 nominal value per share (the “ordinary shares”), including in the form of American Depositary Shares (“ADSs”), of Cellectis S.A. (the “Company”). Each ADS represents one ordinary share.

The 44,000,000 ordinary shares, including in the form of ADSs, covered by this prospectus are referred to herein as the “Resale Shares.” The Resale Shares consist of (i) 16,000,000 ordinary shares, including in the form of ADSs, previously issued to the Selling Shareholder pursuant to the Initial Investment Agreement (the “Initial Investment Agreement”) between the Company and the Selling Shareholder, dated November 1, 2023; and (ii)(a) 10,000,000 ordinary shares, including in the form of ADSs, issuable upon conversion of 10,000,000 Class A Preferred Shares; and (b) 18,000,000 ordinary shares, including in the form of ADSs, issuable upon conversion of 18,000,000 Class B Preferred Shares, in the case of (ii), as previously issued to the Selling Shareholder pursuant to the Subsequent Investment Agreement (the “Subsequent Investment Agreement”) between the Company and the Selling Shareholder, dated November 14, 2023.

We are registering the Resale Shares on behalf of the Selling Shareholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Shareholder pursuant to the Initial Investment Agreement and the Subsequent Investment Agreement. Our registration of the securities covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the Resale Shares.

We are not offering or selling any ordinary shares or ADSs under this prospectus, and we will not receive any proceeds from the sale or other disposition of the Resale Shares by the Selling Shareholder pursuant to this prospectus. The Selling Shareholder may sell the Resale Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Shareholder may sell the Resale Shares in the section entitled “Plan of Distribution.”

If any underwriters, dealers or agents are involved in the sale of any of the Resale Shares, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in an applicable prospectus supplement, if required by applicable law. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our ordinary shares have traded on the Euronext Growth market of Euronext Paris since February 7, 2007 under the symbol “ALCLS” and our ADSs have traded on the Nasdaq Global Market since March 30, 2015 under the symbol “CLLS”. On January 14, 2025, the last reported sale price of our ADSs as reported on Nasdaq was $1.68 per ADS. On January 14, 2025, the last reported sale price of our ordinary shares as reported on Euronext was €1.69 per ordinary share. You are urged to obtain current market quotations for our ordinary shares and ADSs.

Investing in our securities involves risk. See “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the Selling Shareholder may, from time to time, sell the Resale Shares described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” Additional or more specific terms of transactions in which the Selling Shareholder offers and sells Resale Shares may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Resale Shares being offered and the terms of the offering.

A prospectus supplement may also add to, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

Neither we nor the Selling Shareholder have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the Selling Shareholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you.

The information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any such free writing prospectus is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of Resale Shares. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and any applicable prospectus supplement, including the documents incorporated by reference herein and therein, or any free writing prospectus prepared by or on behalf of us to which we have referred you, in making your investment decision.

This prospectus and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Cellectis,” “the Company,” “we,” “us,” and “our” refer to Cellectis S.A. and its consolidated subsidiaries. All references in this prospectus to “$,” “U.S. dollars,” “dollars” and “USD” mean U.S. dollars and all references to “€” and “euros” mean euros, unless otherwise noted. All references in this prospectus to ADSs mean ADSs or ordinary shares represented by such ADSs, as the case may be.

For investors outside the United States: The Selling Shareholder is not offering to sell, or seeking offers to buy, our ordinary shares, including in the form of ADSs, in any jurisdictions where offers and sales are not permitted. Neither we nor the Selling Shareholder have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. The distribution of this prospectus and the offering of the Resale Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Resale Shares described herein and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks

We own various trademark registrations and applications, and unregistered trademarks and service marks, including “Cellectis®”, “TALEN®” and our corporate logos, and all such trademarks and service marks appearing in this prospectus and any prospectus supplement are the property of Cellectis. All other trade names, trademarks and service marks of other companies appearing in this prospectus or any prospectus supplement are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus and any prospectus supplement may be referred to without the ® and ™ symbols, but such references, or the failure of such symbols to appear, should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend to use or display other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contains “forward-looking statements” within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. All statements other than present and historical facts and conditions, including statements regarding our future results of operations and financial position, business strategy, plans and our objectives for future operations, are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may adversely affect such forward-looking statements. When used in this prospectus, words such as “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	the implementation of our strategic plans for our business, product candidates and technology;

•	the initiation, timing, progress and results of our research and development programs and our pre-clinical and clinical studies;

•	our ability to advance product candidates into, and successfully complete, clinical studies;

•	our manufacturing capabilities and operations at our in-house manufacturing facilities;

•	the commercialization of our product candidates, if approved;

•	the timing of regulatory filings and the likelihood of favorable regulatory outcomes and approvals;

•	regulatory developments in the United States and foreign countries;

•	the pricing and reimbursement of our product candidates, if approved;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	our ability to contract on commercially reasonable terms with contract research organizations, or CROs, third-party suppliers of biological raw or starting materials and manufacturers;

•	the ability of third parties with whom we contract to successfully conduct, supervise and monitor clinical studies for our therapeutic product candidates;

•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

•	our ability to obtain additional funding for operations;

•	the potential benefits of our strategic licensing agreements and our ability to enter into future strategic arrangements;

•	the ability and willingness of strategic licensees or partners to actively pursue development activities under our strategic licensing agreements;

•

our receipt of milestone or royalty payments pursuant to our strategic licensing agreements with Allogene Therapeutics, Inc. (“Allogene”), Les Laboratoires Servier and Institut de Recherches Internationales Servier (together “Servier”) and AstraZeneca Ireland Limited (“AZ Ireland”);

•	our ability to maintain and establish collaborations or obtain additional grant funding;

•	future sales of our ordinary shares, including in the form of ADSs, by the Selling Shareholder and the market price of our ordinary shares and ADSs;

•	the significant influence by the AstraZeneca group over us and the continuing involvement of certain of our directors with the AstraZeneca group;

•	the rate and degree of market acceptance of, and demand for, our product candidates;

•	our status as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes;

•	our financial performance and cash runway;

•	our ability to attract and retain key scientific and management personnel;

•	our expectations regarding the period during which we qualify as a foreign private issuer, or FPI; and

•	developments relating to our competitors and our industry, including competing therapies and technologies.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results and performance to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Resale Shares. This prospectus does not contain all of the information set forth in the registration statement that we filed. A separate registration statement on Form F-6 has been filed with the SEC to register ADSs.

In addition, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are applicable to foreign private issuers. We fulfill our reporting obligations with respect to those requirements by filing reports with the SEC. We file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in our home country, filed with and made public by any stock exchange on which we are listed or distributed by us to our shareholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements; and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website (http://www.sec.gov) that contains reports and other information regarding registrants, such as Cellectis, that file electronically with the SEC. You can read Cellectis’ SEC filings, including the registration statement, at the SEC’s website.

Our ordinary shares are listed on the Euronext Growth market of Euronext Paris and on the Nasdaq Global Market, the latter in the form of ADSs. You can consult reports and other information about us that are filed pursuant to the rules of the Euronext Growth market of Euronext Paris and of the Nasdaq Global Market at these exchanges.

Cellectis also maintains a website (www.cellectis.com) through which you can access our SEC filings. Information contained on our website is not incorporated into this prospectus and you should not consider information contained on our website to be part of this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Cellectis S.A.

8, rue de la Croix Jarry

75013 Paris, France

Tel. +33 (0)1 81 69 16 00

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement information we have filed with the SEC. This means that we can disclose important information by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this prospectus.

We incorporate by reference the following documents:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 filed with the SEC on April 29, 2024;

•

our Current Reports on Form 6-K as filed with the SEC on January 16, 2024 (relating to the EIB Finance Contract), May 3, 2024 (announcing management updates) (excluding Exhibit 99.1), May 6, 2024 (announcing the completion of the additional equity investment by AstraZeneca), May 24, 2024 (providing notice of the combined general meeting of shareholders and the text of the proposed resolutions), May 28, 2024 (filing the Registrant’s interim report for the quarter ended March 31, 2024), June 28, 2024 (reporting voting results for the combined general meeting of shareholders), August 7, 2024 (announcing management updates) (excluding Exhibit 99.1), September 11, 2024 (filing the Registrant’s interim report for the quarter ended June 30, 2024), November 4, 2024 (filing the Registrant’s interim report for the quarter ended September 30, 2024), and December 10, 2024 (relating to drawdown of the credit facility agreement); and

•

the description of ADSs representing our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on March 23, 2015, including any amendments or reports filed for the purpose of updating suchd description, including the description of securities registered under Section  12 of the Exchange Act, filed as Exhibit 2.3 to the Form 20-F with the SEC on April 29, 2024.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and those of our reports on Form 6-K that we furnish to the SEC after (i) the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement (if they state that they are incorporated by reference into such registration statement) and (ii) the date of this prospectus prior to the termination of this offering (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements, the matters discussed in the sections entitled “Risk Factors” and other information incorporated by reference in this prospectus, before making an investment decision.

Our Company

We are a clinical stage biotechnological company, employing our core proprietary technologies to develop products based on gene-editing, with a portfolio of allogeneic Chimeric Antigen Receptor T-cells, or UCART, product candidates in the field of immuno-oncology and gene-edited hematopoietic stem and progenitor cells, or HSPC, product candidates in other therapeutic indications.

Our UCART product candidates, based on gene-edited T-cells that express chimeric antigen receptors, or CARs, seek to harness the power of the immune system to target and eradicate cancer cells. We believe that CAR-based immunotherapy is one of the most promising areas of cancer research, representing a new paradigm for cancer treatment. We are designing next-generation immunotherapies that are based on gene-edited CAR T-cells. Our gene-editing technologies allow us to create allogeneic CAR T-cells, meaning they are derived from healthy donors rather than the patients themselves. We believe that the production of allogeneic CAR T-cells will allow us to develop cost-effective, “off-the-shelf” products that are capable of being stored and distributed worldwide. Our gene-editing expertise also enables us to develop product candidates that feature certain safety and efficacy attributes, including control properties designed to prevent them from attacking healthy tissues, to enable them to tolerate standard oncology treatments, and to equip them to resist mechanisms that inhibit immune-system activity.

Together with our focus on immuno-oncology, we are using, through our HEAL platform, our gene-editing technologies to develop HSPC product candidates for genetic diseases. HEAL is a new gene-editing platform developed by Cellectis that leverages the power of TALEN technology to allow highly efficient gene inactivation, insertion and correction in hematopoietic stem and progenitor cells.

Corporate Information

Our legal name is Cellectis S.A. and our commercial name is Cellectis. We were incorporated as a société anonyme, or S.A., under the laws of the French Republic on January 4, 2000, for a period of 99 years. We are registered at the Paris Registre du Commerce et des Sociétés under the number 428 859 052. Our principal executive offices are located at 8, rue de la Croix Jarry, 75013 Paris, France, and our telephone number is +33 1 81 69 16 00. Our agent for service of process in the United States is Cellectis, Inc. located at 430 East 29th Street, New York, New York 10016. We also maintain a website at www.cellectis.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not a part of this prospectus.

THE OFFERING

Ordinary shares (including in the form of ADSs) offered by the Selling Shareholder	44,000,000 ordinary shares (including in the form of ADSs). Each ADS represents one ordinary share.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholder pursuant to this prospectus. See “Use of Proceeds” and “Selling Shareholder.”

Plan of distribution	Registration of the Resale Shares covered by this prospectus does not mean that such shares necessarily will be offered or sold. The Selling Shareholder will determine when and how it will sell the Resale Shares offered in this prospectus, as described under “Plan of Distribution.”

Depositary and Custodian	Citibank, N.A. and Citibank Europe PLC, respectively.

Risk factors	Investing in our ordinary shares, including in the form of ADSs, involves a high degree of risk. See “Risk Factors” and other information included in or incorporated into this prospectus by reference for a discussion of the factors you should carefully consider before deciding to invest in our ordinary shares, including in the form of ADSs.

The Nasdaq Global Market symbol for our ADSs	“CLLS”

Euronext Growth market of Euronext Paris trading symbol for our ordinary shares	“ALCLS”

RISK FACTORS

Investing in our ordinary shares or ADSs involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in Item 3.D. to our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by those subsequent filings with the SEC under the Exchange Act that are incorporated herein by reference, before deciding whether to purchase any of the securities being offered. These risks could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our ordinary shares or ADSs, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Sales by the Selling Shareholder of the Resale Shares could adversely affect the trading price of our Ordinary Shares and/or ADSs.

We are registering for resale 44,000,000 ordinary shares, including in the form of ADSs, pursuant to the registration statement of which this prospectus is a part. As of December 31, 2024, after giving effect to the issuance of the Class A Preferred Shares and the Class B Preferred Shares pursuant to the Subsequent Investment Agreement and without giving effect to any conversion thereof, the Selling Shareholder holds 16,000,000 ordinary shares (representing 22.19% of the Company’s outstanding ordinary shares) and 26,000,000 voting rights (representing 29.33% of the Company’s outstanding voting rights). As of December 31, 2024, on a fully converted basis as if all of the Class A Preferred Shares and the Class B Preferred Shares were converted into ordinary shares as of such date, the Selling Shareholder would hold 44,000,000 ordinary shares and an equal number of voting rights, representing 43.96% of the Company’s outstanding ordinary shares and 41.25% of the Company’s outstanding voting rights, respectively. Consequently, the resale of all or a substantial portion of the Resale Shares in the public market, or the perception that these sales might occur, could cause the market price of our ordinary shares listed on the Euronext, or our ADSs listed on the Nasdaq, to decrease and may make it difficult for us to sell our equity securities in the future at a time and upon terms we deem appropriate.

CAPITALIZATION

The following table sets forth our current financial assets and cash and cash equivalents and capitalization as of December 31, 2023 and September 30, 2024. You should read this table together with our financial statements and the related notes thereto incorporated by reference herein and the other financial information incorporated by reference into this prospectus supplement and any accompanying prospectus.

	As of December 31, 2023	As of September 30, 2024
	$	$
	(In thousands)	(In thousands)
Cash and cash equivalents	136,708	159,087

Non-current financial liabilities	49,125	61,575

Share capital	4,365	5,906
Premiums related to the share capital	522,785	607,153
Treasury share reserve	—	—
Currency translation adjustment	(36,690)	(35,154)
Retained earnings (deficit)	(304,707)	(405,798)
Net income (loss)	(101,059)	(42,683)
Non-controlling interests	—	—

Total shareholders’ equity	84,695	129,424

Total capitalization	133,820	190,999

USE OF PROCEEDS

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Shareholder.

Subject to limited exceptions, the Selling Shareholder will pay any discounts, commissions and fees of any underwriters, bookrunners, placement agents, brokers, dealers or similar securities industry professionals, depositary fees in connection with any deposit of ordinary shares for the issuance of ADSs, and stock transfer taxes applicable to the sale of Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, reasonable fees and expenses in connection with “blue sky” qualifications or exemptions, Nasdaq and other listing fees, fees and expenses of our counsel and our independent registered public accounting firm, and reasonable fees and expenses of the Selling Shareholder’s counsel.

SELLING SHAREHOLDER

In connection with certain registration rights that we granted to the Selling Shareholder pursuant to the Initial Investment Agreement and the Subsequent Investment Agreement, we filed with the SEC a registration statement on Form F-3, of which this prospectus forms a part, to permit the Selling Shareholder to resell or otherwise dispose of the Resale Shares in the manner contemplated in the section entitled “Plan of Distribution.”

Pursuant to the Initial Investment Agreement entered into between the Company and the Selling Shareholder, dated as of November 1, 2023, on November 6, 2023, the Company issued 16,000,000 ordinary shares to the Selling Shareholder at a price of $5.00 per ordinary share, representing a total subscription price of $80.0 million. Pursuant to the Subsequent Investment Agreement entered into between the Company and the Selling Shareholder, dated as of November 14, 2023, the Company issued to the Selling Shareholder (i) 10,000,000 Class A Preferred Shares; and (ii) 18,000,000 Class B Preferred Shares, in each case, at a price of $5.00 per Preferred Share, representing a total subscription price of $140.0 million. We are registering the resale of up to 44,000,000 ordinary shares, including in the form of ADSs, consisting of (i) 16,000,000 ordinary shares, including in the form of ADSs, (ii) 10,000,000 ordinary shares, including in the form of ADSs, issuable upon conversion of the Company’s Class A Preferred Shares; and (iii) 18,000,000 ordinary shares, including the form of ADSs, issuable upon conversion of the Company’s Class B Preferred Shares.

We do not know how long the Selling Shareholder will hold the Class A Preferred Shares and the Class B Preferred Shares, whether the Selling Shareholder will exercise the conversion rights thereunder to convert the Class A Preferred Shares and the Class B Preferred Shares, in each case, into ordinary shares, and how long the Selling Shareholder will hold the Resale Shares before selling them. We currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale of any of the Resale Shares.

Certain Information Concerning the Selling Shareholder

The table below presents information regarding the Selling Shareholder and the number of ordinary shares (including in the form of ADSs) beneficially owned by the Selling Shareholder as of the date of this prospectus, the number of Resale Shares that the Selling Shareholder may offer under this prospectus, and the number of ordinary shares (including in the form of ADSs) beneficially owned by the Selling Shareholder assuming all of the Resale Shares covered by this prospectus are sold.

When we refer to the “Selling Shareholder” in this prospectus, we mean AstraZeneca Holdings B.V. or its permitted transferees or assignees who later come to hold any of the Selling Shareholder’s interest in the Resale Shares other than through a public sale.

For purposes of the table below, we have assumed that the Selling Shareholder will not acquire beneficial ownership of any additional securities during the offering. The number of ordinary shares in the column “Number of Ordinary Shares Being Offered” represents all of the Resale Shares that the Selling Shareholder may offer under this prospectus. In addition, we assume that the Selling Shareholder has not otherwise sold, transferred or disposed of ordinary shares that the Selling Shareholder beneficially owns, including in the form of ADSs or underlying Preferred Shares. Any changed or new information given to us by the Selling Shareholder, including regarding the identity of, and the securities held by, the Selling Shareholder will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

The following table is based upon information provided to us by the Selling Shareholder.

We have determined beneficial ownership in accordance with the rules of the SEC (except that we have given effect to the conversion of all Class A Preferred Shares and Class B Preferred Shares without regard for when they may first be converted). Beneficial ownership generally includes voting or investment power over securities. To our knowledge, the Selling Shareholder possesses sole voting and investment power over the ordinary shares shown as beneficially owned thereby. The information is not necessarily indicative of beneficial ownership for any other purpose.

The percentages of outstanding ordinary shares owned presented in the table below are based on 72,093,873 ordinary shares outstanding as of December 31, 2024. The percentages of outstanding voting rights presented in the table below are based on 78,660,539 voting rights associated with our ordinary shares outstanding as of December 31, 2024. The foregoing amounts of outstanding ordinary shares do not take into account any ordinary shares issuable upon conversion of Class A Preferred Shares or Class B Preferred Shares.

	Beneficial Ownership Prior to the Date of this Prospectus			Number of Resale Shares Being Offered(1)	Beneficial Ownership Assuming the Sale of All Resale Shares
Name	Number of Ordinary Shares Beneficially Owned (Following Conversion, in the case of Class A Preferred Shares and Class B Preferred Shares (1))	Percent of Outstanding Ordinary Shares(1)(2)	Percent of Outstanding Voting Rights(1)(2)		Number of Ordinary Shares Beneficially Owned Following Sale	Percent of Outstanding Ordinary Shares	Percent of Outstanding Voting Rights
AstraZeneca Holdings B.V.	44,000,000	43.96%	41.25%	44,000,000	0	0.00%	0.00%

(1)

Assumes the conversion of all Class A Preferred Shares and Class B Preferred Shares that the Selling Shareholder beneficially owns into outstanding ordinary shares. One Class A Preferred Share shall convert into one ordinary share, and one Class B Preferred Share shall convert into one ordinary share.

(2)

As of December 31, 2024, after giving effect to the issuance of the Class A Preferred Shares and the Class B Preferred Shares pursuant to the Subsequent Investment Agreement and without giving effect to any conversion thereof, the Selling Shareholder holds 16,000,000 ordinary shares (representing 22.19% of the Company’s outstanding ordinary shares as of such date) and 26,000,000 voting rights (representing 29.33% of the Company’s outstanding voting rights as of such date).

PLAN OF DISTRIBUTION

The Selling Shareholder may sell or otherwise dispose of all or a portion of the Resale Shares covered by this prospectus from time to time in any manner contemplated in this section.

The Selling Shareholder may determine the timing, manner and size of each sale or disposition. Such sales may be made directly or through one or more underwriters, broker-dealers or agents. The Resale Shares may be sold on any national securities exchange or quotation service on which our ordinary shares, including in the form of ADSs, may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions which may involve crosses or block transactions.

The Selling Shareholder may use any one or more of the following methods when selling or otherwise disposing of the Resale Shares:

•	on the Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten offerings;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in a block trade in which the broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through the distribution of the shares by any Selling Shareholder to its partners, members, shareholders or stockholders;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	through delayed delivery arrangements;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities;

•

through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholder also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that such sales meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate in sales. If the Selling Shareholder effects such transactions by selling the Resale Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the Resale Shares for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable FINRA rules; and in the case of a principal transaction a markup or markdown in compliance with applicable FINRA rules.

The Selling Shareholder may also transfer and donate the Resale Shares to affiliates of the Selling Shareholder in which case the affiliate transferee or donee will be the selling beneficial owners for purposes of this prospectus.

Any broker-dealer or agents participating in the distribution of the Resale Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the Resale Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The Selling Shareholder may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The Resale Shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Shareholder may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Shareholder. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Resale Shares. Upon the Company being notified in writing by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the Resale Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such participating broker-dealer(s), (ii) the number of Resale Shares involved, (iii) the price at which the Resale Shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some U.S. states, our ordinary shares, including in the form of ADSs, may be sold in such states only through registered or licensed brokers or dealers. In addition, in some U.S. states our ordinary shares, including in the form of ADSs, may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Shareholder will sell any or all of the Resale Shares registered pursuant to the shelf registration statement, of which this prospectus is a part.

The Selling Shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Resale Shares by the Selling Shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Shares to engage in market-making activities with respect to the Resale Shares. All of the foregoing may affect the marketability of the Resale Shares and the ability of any person or entity to engage in market-making activities with respect to the Resale Shares.

Subject to limited exceptions, the Selling Shareholder will pay any discounts, commissions and fees of any underwriters, bookrunners, placement agents, brokers, dealers or similar securities industry professionals, depositary fees in connection with any deposit of ordinary shares for the issuance of ADSs, and stock transfer taxes applicable to the sale of Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, reasonable fees and expenses in connection with “blue sky” qualifications or exemptions, Nasdaq and other listing fees, fees and expenses of our counsel and our independent registered public accounting firm, and reasonable fees and expenses of the Selling Shareholder’s counsel.

We have agreed to use our best efforts to ensure that the Resale Shares constituting Registrable Securities (as defined in the Initial Investment Agreement and Subsequent Investment Agreement) are registered for sale under the Securities Act as contemplated by the Initial Investment Agreement and Subsequent Investment Agreement. Such obligations shall cease and terminate, with respect to any such Registrable Securities, upon such time such Registrable Securities cease to be Registrable Securities.

LEGAL MATTERS

The validity of the ordinary shares, including ordinary shares represented by the ADSs, offered hereby, and certain legal matters relating to French law have been passed upon for us by Jones Day, Paris, France. Certain legal matters relating to U.S. federal and New York law will be passed upon by Jones Day, New York, New York. Certain legal matters in connection with the ordinary shares, including ordinary shares represented by the ADSs, offered hereby will be passed on for any agents, dealers or underwriters, if applicable, by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Cellectis S.A. appearing in Cellectis S.A.’s Annual Report (Form 20-F) for the fiscal year ended December 31, 2023 and the effectiveness of Cellectis S.A.’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young et Autres, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The offices of Ernst & Young et Autres are located at 14, rue du Vieux Faubourg, 59042 Lille cedex, France.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a société anonyme, or S.A., organized under the laws of France. The majority of our directors and officers are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult and may be unable:

•

to effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•

to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and/or

•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

We have been informed by Jones Day, our counsel, that there is doubt as to enforceability in France, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated in the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 68-678 of July 26, 1968 as amended by French Law No. 80-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$11,923
Legal fees and expenses	$70,000
Accounting fees and expenses	$10,000
Printing expenses	$6,500
Miscellaneous expenses	$1,307

Total	$99,730

CELLECTIS S.A.

44,000,000 Ordinary Shares, including in the form of American Depository Shares

Offered by the Selling Shareholder

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Under French law, provisions of By-laws that limit the liability of directors and officers are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

We maintain liability insurance for our directors and officers, including insurance against liability under the Securities Act of 1933, as amended.

Certain of our non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of our board of directors.

In any underwriting agreement we enter into in connection with the sale of securities being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 9. Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

4.1	By-laws (statuts) of the registrant (English translation) (filed as Exhibit 1.1 to the Company’s Annual Report on Form 20-F filed as of April 29, 2024, incorporated by reference herein).

4.2	Form of Deposit Agreement by and among the Company, Citibank, N.A., as depositary, and all Holders and Beneficial Owners of American Depositary Shares issued thereunder (filed as Exhibit 4.1 to the Company’s Registration Statement on Form F-1 filed as of March 10, 2015, incorporated by reference herein).

4.3	Form of American Depositary Receipt (filed as a Prospectus pursuant to Rule 424(b)(3) with the Registration Statement on Form F-6 (File No. 333-202488) filed as of October 15, 2018, incorporated by reference herein).

4.4	Initial Investment Agreement between AstraZeneca Holdings B.V. and Cellectis S.A., dated November 1, 2023 (filed as Exhibit 99.2 to the Company’s Current Report on Form 6-K filed as of November 9, 2023, incorporated by reference herein).

4.5	Subsequent Investment Agreement between AstraZeneca Holdings B.V. and Cellectis S.A., dated November 14, 2023 (filed as Exhibit 99.3 to the Company’s Current Report on Form 6-K filed as of November 9, 2023, incorporated by reference herein)

4.6	Description of Securities registered under Section 12 of the Exchange Act (filed as Exhibit 2.3 to the Company’s Annual Report on Form 20-F filed as of April 29, 2024, incorporated by reference herein).

5.1	Opinion of Jones Day, French counsel to the Registrant.

23.1	Consent of Ernst & Young et Autres.

Exhibit Number	Exhibit Description

23.2	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this registration statement).

107	Filing Fee Table

*	To be filed by amendment to the registration statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Cellectis S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on January 15, 2025.

Cellectis S.A.

By:	/s/ André Choulika
Name: André Choulika
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that we, the undersigned directors, officers and / or authorized representative in the United States of Cellectis S.A., hereby severally constitute and appoint Dr. André Choulika and Marie-Bleuenn Terrier, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of Cellectis, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ André Choulika André Choulika	Chief Executive Officer, Director (Principal Executive Officer)	January 15, 2025

/s/ Arthur Stril Arthur Stril	Chief Financial Officer (Principal Financial and Accounting Officer)	January 15, 2025

/s/ Jean-Pierre Garnier Jean-Pierre Garnier	Chairman of the Board	January 15, 2025

/s/ Laurent Arthaud Laurent Arthaud	Director	January 15, 2025

/s/ Pierre Bastid Pierre Bastid	Director	January 15, 2025

Signature	Title	Date

/s/ Donald A. Bergstrom Donald A. Bergstrom	Director	January 15, 2025

/s/ Rainer Boehm Rainer Boehm	Director	January 15, 2025

/s/ Cécile Chartier Cécile Chartier	Director	January 15, 2025

/s/ Marc Dunoyer Marc Dunoyer	Director	January 15, 2025

/s/ Axel-Sven Malkomes Axel-Sven Malkomes	Director	January 15, 2025

Tyrell J. Rivers	Director	January 15, 2025

/s/ David Sourdive David Sourdive	Director	January 15, 2025

Cellectis, Inc., Authorized Representative in the United States

By:	/s/ André Choulika
André Choulika
President